CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we consent to the use, in this Form S-8 Registration Statement dated July 18, 1996 of Glasgal Communications, Inc., of our report dated January 14, 1994 on the November 30, 1993 financial statements of Signatel Ltd. It should be noted that we have not audited any financial statements of the company subsequent to November 30, 1993 nor performed any audit procedures subsequent to the date of our report.



Toronto, Canada                                          /S/DELOITTE & TOUCHE
July 8, 1996                                             --------------------
                                                         Chartered Accountants